      As filed with the Securities and Exchange Commission on June 2, 2000
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                           MCGLEN INTERNET GROUP, INC.
             (Exact name of registrant as specified in its charter)
                               -------------------

          Delaware                                              13-3779546
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

              3002 Dow Avenue, Suite 114, Tustin, California 92780
                                 (714) 838-1240
          (Address and telephone number of principal executive offices)
                               -------------------

               MCGLEN INTERNET GROUP, INC. 2000 STOCK OPTION PLAN
                  WANDERLUST INTERACTIVE 1995 STOCK OPTION PLAN
                  WANDERLUST INTERACTIVE 1996 STOCK OPTION PLAN
                       MCGLEN MICRO 1999 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENTS
                            (Full title of the plans)
                               -------------------

                       George Lee, Chief Executive Officer
                           Mcglen Internet Group, Inc.
                           3002 Dow Avenue, Suite 114
                            Tustin, California 92780
                     (Name and address of agent for service)
                               -------------------

   Telephone number, including area code, of agent for service: (714) 838-1240
                               -------------------

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                                     Proposed             Proposed
                                                     maximum              maximum
Title of                     Amount                  offering             aggregate                 Amount of
securities                   to be                   price                offering                  registration
to be registered             registered              per share            price                     fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock,                  3,456,088(1)          $1.25 (2)            $4,320,110 (2)            $1,141 (2)
$.03 par value
-----------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in such plans (the "Plans") may become subject to the Plans.
(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 26, 2000, as reported on The Nasdaq Small Cap Stock Market.
     The Exhibit Index for this Registration Statement is at page 8.

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of Mcglen Internet Group, Inc. (the "Company") filed with the Commission are incorporated herein by reference:

         (a) Annual Report on Form 10-KSB for the Company's fiscal year ended December 31, 1999, as amended;

         (b) Quarterly Report on Form 10-QSB for the Company's fiscal quarter ended March 31, 2000;

         (c) Current Report on Form 8-K of the Company filed with the Commission on February 1, 2000; and

         (d) The description of the Company's Common Stock contained in its Registration Statement (Amendment No. 1) on Form S-3 (Registration No. 333-85263), filed with the Commission on October 7, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.          DESCRIPTION OF SECURITIES

         The Company's Common Stock, $.03 par value (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the original issuance of Common Stock registered hereby will be passed on for the Company by O'Melveny & Myers LLP.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation and Bylaws provide for indemnification of the officers and directors of the Company to the fullest extent permitted by law. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit.

         Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.          EXHIBITS

         See the attached Exhibit Index at page 8.

ITEM 9.          UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on the 30th day of May, 2000.



                                             By:  /s/ George Lee
                                                --------------------------------
                                                George Lee
                                                Chief Executive Officer




                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints George Lee, Michael Chen and Grant Trexler, or any of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                                       Title                               Date
         ---------                                       -----                               ----
/s/ George Lee                                Chief Executive Officer and Director        May 30, 2000
--------------------------------              (Principal Executive Officer)
George Lee


/s/ Michael Chen                              President and Director                      May 30, 2000
--------------------------------
Michael Chen


                                       6


/s/ Grant Trexler                             Chief Financial Officer (Principal          May 30, 2000
--------------------------------              Financial and Accounting Officer)
Grant Trexler


/s/ Calbert Lai                               Director                                    May 30, 2000
--------------------------------
Calbert Lai


/s/ David P. Jones                            Director                                    May 30, 2000
--------------------------------
David P. Jones

                                  EXHIBIT INDEX


Exhibit
Number                       Description of Exhibit
------                       ----------------------


5.                Opinion of Counsel (opinion re legality).

23.1              Consent of BDO Seidman LLP (consent of independent auditors).

23.2 Consent of Singer Lewak Greenbaum & Goldstein LLP (consent of independent auditors)

23.3              Consent of Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").


                                       8